37th Annual J.P. Morgan Healthcare Conference

January 7-10, 2019

PDL BioPharma, Inc.

Nasdaq: PDLI

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc. and other income generating assets;
- Risks related to the commercialization of our products, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third party manufacturers who may not perform as expected;
- The productivity of acquired income-generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to maintain regulatory approvals relating to our products;
- Failure to acquire additional products or other sources of revenues sufficient to continue operations;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Positive or negative results in PDL's attempt to acquire income-generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

PDL's Evolving Strategy

Maximize shareholder value through the acquisition, nurturing and growth of a portfolio of healthcare assets.

Strategic focus on developing and capturing the value of a growing portfolio of operating companies:

- Noden Pharma DAC, a specialty pharma company domiciled in Ireland.
  - Tekturna® (U.S.) and Rasilez® (ex-U.S.) for the management of hypertension.
- LENSAR, a leader in next-generation femtosecond cataract laser surgery.
  - Focus on strengthening operations to maximize value and exit at appropriate time.

Actively seeking potential new product and company acquisitions, or strategic commercialization partnerships.

The returns from royalty and debt deals fund new strategy:

- Completed deals average IRR of 15.9% and total cash returned of $587 million. (1)
- Current royalty transactions and debt deals represent deployed capital of $396 million and $20 million, respectively.
- Acquired remaining rights to Assertio/Depomed royalties in July 2018.
- Current cash as well as further potential monetization and future cash flows from royalty and debt portfolio will fund biopharma acquisitions.

(1) Direct Flow Medical is not included because monetization is ongoing.

Investment Highlights

- Noden Pharma has built an efficient, global structure for the commercialization of cardiovascular and primary care products:
  - Focus on generating profitable cash flows with Tekturna®/Rasilez®, maximizing well-targeted international market opportunities and mitigating potential generic competition.
- LENSAR serves the world's highest-volume surgical procedure with market leading, augmented reality imaging and processing technology.
  - Only 10% of U.S. cataract surgery market and <3% ex-U.S. have been captured by femtosecond laser technology.
- Operations and growth strategy largely funded by success with prior business model, nine active royalty and debt deals and strong balance sheet.
- Commitment to creating shareholder value through share repurchases and strategic acquisitions.
  - Authorized a new $100 million share buyback program having completed $30 million in 2017 and $25 million early in 2018.
- Experienced leadership team with proven ability to identify assets, consummate transactions and commercialize products.

PDL

Business Development Strategy

What we are looking for:

- Commercial-stage products and/or companies whose performance may be improved through access to PDL's capital and expertise.
- De-risked development stage assets or pre-commercialization products.
- Biopharma products or companies that present synergies with existing operating structures or offer attractive returns as standalone companies.

Why we are in a strong position:

- Strong, liquid balance sheet that can be quickly deployed.
- Expertise in evaluating opportunities, consummating deals and managing businesses on the path to growth and profitability.

Our endgame:

- Build growing, profitable revenues from operating companies' cash flows.
- Capture market value through IPOs or divestiture.

We have a robust number of potential targets under evaluation.

Leadership with Proven Track Record

Each member of the executive team brings to PDL 20-35 years of relevant biopharma and/or medtech experience.

Executive Management

Dominique Monnet, President & CEO

Peter Garcia, CFO

Chris Stone, General Counsel

Jill Jene, Ph.D., VP, Business Dev.

Alan Markey, CEO, Noden Pharma

Nick Curtis, CEO, LENSAR

Capabilities & Accomplishments

- Over $1 billion in completed transactions
- Multiple successful IPOs
- Commercial product launches and growth in the US and internationally
- Business creation and turnarounds
- Strong corporate governance
- Deep cross-functional expertise
- Entrepreneurial, value-creation culture

PDL®

NODEN PHARMA

The Noden / Tekturna® Transaction


Tekturna
(aliskiren)
Tablets
150 mg
Tekturna
(aliskiren)
Tablets
300 mg

- Noden Pharma and Tekturna®/Rasilez® were PDL's first operational acquisitions under its new business strategy.
- Total Tekturna®/Rasilez® purchase price from Novartis was $199 million.
  - $110 million paid at closing in July 2016 and $89 million paid at first anniversary.
- Financing was a combination of equity and debt.
- Strategic rationale:
  - Build a global, nimble commercial platform around a differentiated but neglected, niche cardiovascular product.
  - The transaction terms were hedged to protect PDL against a generic entrant.

The Tekturna® Opportunity

- Hypertension is a chronic condition with serious long-term health implications, affecting nearly 50% of all adults in the U.S.[1]
- Angiotensin Converting Enzyme Inhibitors (ACEIs) and Angiotensin II Receptor Blockers (ARBs) are typically first- and second-line therapies.
- Tekturna® has a unique mode of action as the only approved direct renin inhibitor for the management of hypertension[2]. It may be an alternative to ACEIs and ARBs, especially for intolerant patients.
  - 17% of ACEI patients and 11% of ARB patients discontinue therapy due to adverse events[3], representing ~ 6 million patients in the U.S.
- Tekturna® has been shown to provide incremental blood pressure lowering when added to a calcium channel blocker (CCB).[4]
  - 55% of U.S. patients on CCB monotherapy are not at goal; HCPs add another antihypertensive agent in 35% of cases, or 3.3 million U.S. patients.

1) Source: AHA's Heart Disease and Stroke Statistics – 2018 Update. Circulation, Jan. 31, 2018
2) U.S. Product Information: Not for use with ACE inhibitors or ARBs in patients with diabetes or renal impairment, pregnant women and pediatric patients below age 6.
3) Source: Thomopoulos et al., J Hypertension 2016; 34:1921-1932
4) Source: U.S. Prescribing Information, Tekturna®

PDL

Tekturna®/Rasilez® Intellectual Property

- United States
  - Composition-of-matter protection to 2018 for Tekturna®; listed in the Orange Book;
    - Plus 6-month extension from successful completion of pediatric testing requirements.
  - Composition-of-matter protection until 2022 for Tekturna® HCT.
  - Formulation protection until 2026 for Tekturna®; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna® HCT; listed in the Orange Book.
  - Methods-of-manufacture protection until at least 2021.
  - Paragraph IV filing in April 2017 by Anchen Pharmaceuticals regarding Tekturna® directed to the formulation patent expiring in 2026, but not to the API based patents that expire in January 2019 (Tekturna®, with pediatric extension) and March 2022 (Tekturna HCT®).
- Europe and ROW
  - Composition-of-matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Rasilez® and 2027 for Rasilez HCT®, where granted.
  - Method-of-manufacture protection at least until 2021 where granted.
- Know-How
  - Noden also acquired Novartis' know-how related to Tekturna®, including that which is necessary for the manufacture of the products.

PDL

Tekturna® Impact of Settlement with Anchen

- Anchen agreed not to commercialize its generic version of aliskiren until March 2019.
- Anchen's formulation is not a copy of Tekturna® and settlement does not allow Anchen to commercialize such a copy.
- Due to increased probability of a generic version of aliskiren being launched in the U.S., Noden revised its estimates of future cash flows.
  - This analysis resulted in an accounting impairment charge of $152.3 million against the Noden intangible asset and a $22.3 million reduction in potential consideration due to Novartis.
- Anchen appears to be the sole ANDA filer and there is uncertainty as to when or if they will launch a generic aliskiren due to a number of factors including:
  - Not yet FDA approved;
  - No announcements on planned commercialization; and
  - Not clear if a generic product can be manufactured cost-effectively.

Noden U.S. : Focus on Profitability

- Actions to increase the near-term profitability of Tekturna® and mitigate potential generic competition including:
  - Discontinued contract sales force in August 2018;
    - Will result in sales and marketing expenses savings of approx. $3.5 to $4 million per quarter.
  - Transitioned to a comprehensive, cost efficient program of non-personal promotion;
    - Partner with Archer Healthcare which has a proven track record with niche brands.
  - Maintaining a small but nimble internal sales and marketing team;
    - Supporting physicians who currently prescribe Tekturna®; and
    - Committed to maintaining strong managed care access.
  - Preparing to compete effectively both with the Tekturna® brand as well as through an authorized generic partner.
- Transition of promotion from field-based to non-personal will further enhance profitability while maintaining high level of support.

Maximizing Rasilez® Profitability Ex-U.S.

- Reviewed each ex-U.S. market and determined to:
  - Make no investments in direct promotions.
  - De-register the products in unprofitable markets.
  - Identify and pursue growth geographies.
- Actions:
  - EU: Nov. 2017 assumed commercialization in the EU and Switzerland, focusing on countries where the products are profitable.
  - Japan: Dec. 2017 agreement with Orphan Pacific for the distribution of Rasilez® in Japan starting in 1Q18.
  - China: Dec. 2017 agreement with Lee's Pharmaceutical Holdings, Ltd. granting them exclusive rights to Rasilez® in China/Hong Kong/Taiwan/ Macau, opening a new market opportunity for the product in 1H19.

Noden Pharma DAC built a full cross-functional capability and a comprehensive distributor network ex-U.S.

PDL

The Noden Transaction Report

- Noden Pharma and Tekturna ®/Rasilez® were PDL's first operational acquisitions.
  - Turning around a previously neglected, rapidly declining product has proven more challenging than expected; hence the evolution of our strategy to the acquisition of earlier stage assets (pre-launch or growth stage products).
- In the past two years:
  - PDL has invested $191 million in Noden to date.
  - Noden has recognized $163 million in revenue and provided $75.2 million in net cash from operations through Q318.
- Looking forward: Focus on optimizing profitability and cash flow.
  - Non-personal, multi-channel media expected to enhance profitability in the U.S.
  - $1.5 million net sales/marketing expense savings in Q318.
  - $3.5 to $4 million reduction in U.S. sales & marketing expenses per quarter beginning Q4 18.
  - Noden was profitable in Q3 18 with GAAP Net Income of $4.1 million and EBITDA of $5.6 million.
  - Monitor and compete aggressively against potential generic competition.
  - Preparing for the launch of Rasilez® in China in 1H19.
  - Expect to continue to generate positive cash flow from operations.

PDL®

LENSAR®

CATARACT LASER WITH AUGMENTED REALITY

LENSAR
CATARACT LASER WITH AUGMENTED REALITY

- Converted debt to equity in May 2017.
  - Ability to utilize $116.5 million in NOLs.
    - PDL utilized approximately $31.4 million in LENSAR NOLs in 2017 resulting in cash tax savings of approx. $11 million.
  - Consider an exit when shareholder value is maximized.
- Leading global developer and manufacturer of femtosecond lasers (FLS) for cataract surgery.
- Cataract surgery is the No. 1 surgical procedure globally by volume.
  - FLS procedures to grow ~7.5% per year through 2021.
- Leads the market in innovation with Streamline IV.
- 73 employees primarily in Orlando headquarters.
- Appointments of three Board members: ophthalmic KOLs, William Link, Ph.D. and Richard Lindstrom, M.D., and senior healthcare executive Gary Winer.
- Strategic rationale:
  - Good company and capable team in need of capital and targeted execution to deliver the potential of its market leading technology and systems.


LENSAR

PDL

LENSAR Highlights

Large and Growing Market

- >27 million cataract surgeries estimated in 2018.
- Integrating preop diagnostics is driving growth by improving efficiencies and delivering better outcomes.
- Existing treatments are sub-optimal for managing astigmatism (60-70% of cataract patients).

Leading Technology Platform

- Widely recognized as the technology innovator with >$170 million invested.
- Broad and deep IP portfolio with >35 U.S. patents issued and >60 pending.
- Proprietary technology; IntelliAxis enhances astigmatism management and patient outcomes addressing large unmet need.

Compelling Business Model

- Recurring revenue business model with global KOL support.
- Strong value proposition for customers as the only true independent platform compatible with multiple topographers and all IOL manufacturers.
- ~184 systems in place with >275,000 cataract procedures performed.

Positioned for Growth

- Secured ~10% global market share with limited sales and marketing resources.
- India launch 1Q15, China 1Q16; replaced early distributor in Europe.
- Acquisition of Precision Eye Services laser business consolidates LENSAR's services in US transportable and fixed sites.

LENSAR Evolution



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PDL

Royalty and Debt Portfolio

Concluded Royalty and Debt Investments Generated 15.9% IRR

9 Current Deals

Type	Company	Amount / Date	Note
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000 November 2012	
Royalty Acquisition	Assertio / Depomed	$240,500,000 October 2013; $20,000,000 July 2018	
Senior Secured Financing	LENSAR	$60,000,000 October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical, Inc.	$60,000,000 November 2013	Written down to ~$10 MM in 4Q16
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000 June 2014	
Royalty Acquisition	University of Michigan	$65,600,000 November 2014	
Senior Secured Financing	CareView Communications	$40,000,000 June 2015	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000 September 2015	
Royalty Acquisition	kybella	$9,500,000 July 2016	

7 Concluded Deals

Type	Company	Amount / Date
Senior Secured Financing	Durata Therapeutics	$70,000,000 October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000 October 2012
Senior Secured Financing	Merus Labs	$55,000,000 July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000 April 2013
Senior Secured Financing	Paradigm Spine	$75,000,000 February 2014
Royalty Acquisition	ARIAD	Up to $140,000,000 July 2015
Senior Secured Note Purchase	kaléo	$150,000,000 April 2014

PDL

Assertio/Depomed Royalties – Amended Agreement

- Original agreement:
  - In October 2013, PDL paid $240.5 million for 100% of royalties and milestones on sales of type 2 diabetes products until cash flows reached $481 million (two times original investment) after which proceeds would be split evenly between PDL and Depomed.
- Amended agreement – July 2018:
  - PDL will now receive 100% of royalties and milestones beyond the $481 million mark, rather than split 50/50.
  - PDL paid $20 million for these additional royalty rights.
- PDL is very familiar with and has had great success with the Assertio/Depomed assets.
- PDL has received cash returns of approximately $361 million from inception (October 2013) through October 2018.

PDL

Cash Flow Funds the New Business Strategy: $57 million of Cash Royalties YTD Q3-2018

Product	Licensee	Counterparty	Royalties Until[1]	Investment	Cash Received to date[2]
Glumetza (metformin HCl)	Assertio	Bausch Health	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Assertio	Merck	6/2018		
Jentadueto XR (linagliptin/metformin HCl extended-release tablets)	Assertio	Boehringer Ingelheim / Lilly	5/2026	$260.5MM	$360.6MM
Invokamet XR (canagliflozin/metformin HCl extended-release tablets)	Assertio	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Assertio	Boehringer Ingelheim / Lilly	12/2026		
Iclusig (ponatinib) tablets	Ariad	Ariad	Payoff	$100.0MM	$120.0MM[3]
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6MM	$11.7MM
Zalviso (sufentanil self-managed delivery system)	AcelRx Pharmaceuticals, Inc.	Grünenthal	1/2032 or 3X investment	$65.0MM	$0.3MM
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5MM	$5.6MM
kybella	Inventor	Allergan	2/2025	$9.5MM	$0.4MM

1) Expected dates based upon current agreements and patent expiry estimates.
2) As of 09/30/18.
3) Paid off on 3/30/17.

Cash Flows from Royalties 2018 to 2023

Cumulative cash flows expected to exceed $400 million



$ 90
$ 80
$ 70
$ 60
$ 50
$ 40
$ 30
$ 20
$ 10
$
Annual Cash Royalties ($ millions)
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$
Cumulative Cash Royalties ($ millions)
2018
2019
2020
2021
2022
2023
Year
Assertio/Depomed
U of M - Cerdelga
AcelRx
Viscogliosi Brothers
Kybella
Total Cumulative

Note: Based upon royalty cash flow forecasts as of September 30, 2018; includes recent Assertio/Depomed amendment. Actual results may vary.

PDL

Financials

Third Quarter 2018 Financials

(In thousands, except per share amounts)	Three Months Ended September 30, 2018	2017	Nine Months Ended September 30, 2018	2017
Royalties from Queen et al. patents	$ 533	$ 1,443	$ 4,534	$ 31,884
Royalty rights - change in fair value	42,184	35,353	66,117	132,224
Interest revenue	754	6,051	2,254	16,968
Product revenue, net	24,387	20,067	79,472	51,477
License and other	40	(165)	614	19,471
Total revenues	67,898	62,749	152,991	252,024
Cost of product revenue	11,926	5,565	37,016	12,632
Amortization of intangible assets	1,577	6,275	14,254	18,438
General and administrative expenses	13,211	11,989	39,401	35,853
Sales and marketing	3,469	4,994	14,367	11,194
Research and development	672	605	2,149	6,652
Impairment of intangible assets	-	-	152,330	-
Change in fair value of anniversary payment and contingent consideration	302	700	(22,433)	3,349
Total operating expenses	31,157	30,128	237,084	88,118
Operating income (loss)	36,741	32,621	(84,093)	163,906
Interest and other income, net	1,581	238	4,871	726
Interest expense	(2,866)	(5,096)	(9,262)	(15,082)
Gain (loss) on bargain purchase	-	(2,276)	-	3,995
Income (loss) before income taxes	35,456	25,487	(88,484)	153,545
Income tax expense (benefit)	9,900	4,755	(3,346)	65,180
Net income (loss)	25,556	20,732	(85,138)	88,365
Less: Net loss attributable to noncontrolling interests	-	-	-	(47)
Net income (loss) attributable to PDL's shareholders	$ 25,556	$ 20,732	$ (85,138)	$ 88,412
Net income (loss) per share - Basic	$ 0.18	$ 0.14	$ (0.58)	$ 0.56
Net income (loss) per share - Diluted	$ 0.18	$ 0.14	$ (0.58)	$ 0.56

Key Points

- Q3 2018 revenue of $67.9 million.
- YTD Sept. 2018 product revenues increased by 55% vs. the first 9 months of 2017.
- Product revenues make up 52% of YTD 2018 revenues.
- Cash flows from royalty deals fund the new strategy.
- Q3 2018 net income of $25.6 million.

PDL

Strong Balance Sheet

PDL's strong balance sheet gives us flexibility to consider strategic opportunities that support our acquisition strategy and share repurchase programs.

	September 30, 2018 ($ in millions)
Cash, cash equivalents and short-term investments	**$401**
Total Assets	**$984**
Debt:	
2.75% Convertible Debt – due 12/2021 ($3.81 conversion price)[1]	**$150**

1) PDL entered into a capped call transaction to offset potential dilution subject to a cap of $4.88.

Q3 18 Increase in Royalty Rights Fair Value Results in a Book Value Increase of $0.22 per share vs. Prior Quarter

PDL's book value per share for the period ending September 30, 2018 was $5.07



PDL's Book Value Per Share
$6.00
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18

Does not include asset value of royalties from Queen et al patents.

PDL

Share Repurchase Program

- While our focus is on the strategic acquisition of biopharma assets, given the significant discount of PDL's stock price to its book value, we have implemented share repurchase programs to return value to shareholders.
- Announced a new $100 million share repurchase program on September 24, 2018.
- Completed two previous programs:
  - Since March 2017, we have repurchased 22.0 million shares for a total of $55.0 million.
    - Average repurchase share price of $2.50.
  - 146 million shares outstanding as of October 30, 2018.
- Will balance the stock repurchases with the opportunities of acquiring businesses or products.

PDL

Why Invest in PDLI?

Upside from the new business model

- Expanding portfolio of actively managed healthcare assets designed to deliver shareholder value.
- A highly disciplined approach to BD and M&A with a robust pipeline of targets.
- Nine active royalty and debt deals generate cash flows to fund the strategy.
- Significant purchasing power with $400 million in cash on the balance sheet.

Proven ability to deliver value

- An accomplished executive team with the necessary expertise.
- Track record in identifying assets, improving a business and completing an exit.
- Historical IRR on past deals of nearly 16%.
- Capital allocation balances investing in the business and share buybacks.

PDL®